Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF "GOLD COAST MINING CORP.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF DECEMBER, A.D. 2009, AT 5:32 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE CORPORATION HAS FILED ALL DOCUMENTS AND PAID ALL FEES REQUIRED, AND THEREUPON THE CORPORATION SHALL CEASE TO EXIST AS A CORPORATION OF THE STATE OF DELAWARE.

Jeffrey W. Bullock, Secretary of State

2536249 0265C

091098283

AUTHENTICATION: 7699370

DATE: 12-15-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:32 PM 12/14/2009
FILED 05:32 PM 12/14/2009
SRV 091098283 - 2536249 FILE

STATE OF DELAWARE CERTIFICATE OF CONVERSION FROM A DELAWARE CORPORATION TO A NON-DELAWARE ENTITY PURSUANT SECTION 266 OF THE GENERAL CORPORATION LAW

1.) The name of the Corporation is GOLD COAST MINING CORP.

(If changed, the name under which it's certificate of incorporation was originally filed was TRAVELER'S INFOCENTER INC.)

2.) The date of filing of its original certificate of incorporation with the Secretary of State is 08/24/1995.

3.) The jurisdiction to which the corporation shall convert to is WYOMING and the name under which the entity shall be known as is STRATEGIC MINING CORPORATION.

4.) The conversion has been approved in accordance with this section;

5.) The corporation may be served with process in the State of Delaware in any action, suit or proceeding for enforcement of any obligation of the corporation arising while it was a corporation of the State of Delaware, and that it irrevocably appoints the Secretary of State as its agent to accept service of process in any such action, suit or proceeding.

6.) The address to which a copy of the process shall be mailed to by the Secretary of State is

25 RUGBY RD, BUFFALO, NY 14216

In Witness Whereof, the undersigned have executed this Certificate of Conversion on this 3rd day of December, A.D. 2009.

By: [signature]
Authorized Officer

Name: Gary Cripps, President
Print or Type Name and Title

CANADA	)	**To all whom these Presents**
PROVINCE OF ONTARIO	)	**may come, be seen or known**
To Wit:	)	

I, Gary Cripps, of the City of Toronto, in the Province of Ontario, Executive
MAKE OATH AND SAY AS FOLLOWS:

1. I am President and director of **GOLD COAST MINING CORP.** (the "Corporation") and as such have knowledge of the facts hereinafter deposed.
2. The Corporation has not filed U.S. Form 1120 for the year 2009.
3. The total gross value of the assets of the Corporation to the best of my knowledge were Zero (0) as of 5/27/09 and the same to the date hereof.

Sworn before me at the
City of Toronto,
)in the Province of Ontario, Canada
on the 8th day of December, 2009

A Notary Public in and for the
Province of Ontario

(Signature of deponent)